Exhibit 99.1
Inverness Medical Innovations to Change Name to Alere
WALTHAM, Mass., May 18, 2010 — Inverness Medical Innovations, Inc. (NYSE: IMA), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, announced today that it will seek shareholder approval to change its name to Alere Inc. at its July 14 annual meeting. The company intends to file a preliminary proxy statement with the Securities and Exchange Commission today including a proposal to change its name, as well as other proposals, and expects to file a definitive proxy statement on or about June 4, 2010.
“Through our acquisitions and internal initiatives, we have grown our business based on our goal of becoming the word-leader in enabling individuals to take charge of their health at home,” said Ron Zwanziger, CEO of Inverness Medical Innovations, Inc. “Our unique strategy of merging innovative diagnostics with differentiated health management services will enable us to provide comprehensive support for health care professionals and patients across the globe. In order to best leverage the strength of our combined offerings with our customers, investors and employees, we have decided that an alignment of our core brands and customer facing companies is required to maximize our visibility and growth potential. By creating a globally recognizable brand, we will reinforce our vision and strategy to bring health care closer to the home. We have already begun the process of unifying our brands under the Alere name and believe that changing our corporate name to Alere will further support the understanding and acceptance of this newly adopted brand.”
“The name Alere, which is derived from Latin and means to nurture, to care for or to support, was selected based on extensive research with investors, customers and industry experts both in the US and abroad,” continued Mr. Zwanziger. “We currently utilize the Alere brand for our health management services offerings and, therefore, the name already benefits from recognition within the healthcare community by providers and patients alike. The new name is appropriate for a company that sees its foremost task as the continuous improvement of patient care.”
After the name Alere is formally adopted, the company plans to change its New York Stock Exchange ticker symbol from “IMA” to “ALR.” The timing of the ticker symbol change will be announced at a later date.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Inverness Medical Innovations enables individuals to take charge of improving their health and quality of life. A global leader in rapid point-of-care diagnostics, Inverness’ products, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Inverness is headquartered in Waltham, Massachusetts.
Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected benefits of the company’s name change and rebranding efforts. These statements reflect Inverness’ current views with respect to future events and are based on management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, market acceptance of the new name, brand and logo; the ability of the company to effectively and efficiently transition existing products and services to the new brand, including obtaining regulatory approvals necessary and controlling costs; the ability of the company to maintains its rights and interest in the name, brand and logo; and the risks and uncertainties described in the company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2009, and other factors identified from time to time in their respective periodic filings with the Securities and Exchange Commission (the “SEC”). The company undertakes no obligation to update any forward-looking statements contained herein.
Additional Information and Where to Find It
The name change proposal discussed above will be submitted to the Company’s shareholders for their approval at the Company’s 2010 annual meeting. In connection with its proposed solicitation of proxies for the annual meeting, the Company will file with the SEC a proxy statement which, among other things, will describe the proposal. Shareholders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the proposal. Shareholders may obtain a free copy of the proxy statement and other relevant documents (when available) that the Company files with the SEC at the SEC’s Web site at www.sec.gov. In addition, those documents will be available free of charge in the investors section of the Company’s Web site at www.invmed.com.
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies under SEC rules in respect of the foregoing proposal. Shareholders may obtain information regarding the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended. Shareholders may obtain free copies of this document from the sources listed above. Additional information regarding the interests of the participants in the solicitation, if any, will be included in the proxy statement relating to the proposal.